SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008
MOOG INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-5129 (Commission File Number)	16-0757636 (I.R.S. Employer Identification No.)

East Aurora, New York (Address of principal executive offices)	14052-0018 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (716) 652-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 14, 2008, Moog Inc. (the “Company”) entered into Amendment No. 3, dated as of March 14, 2008 (the “Amendment”) to its Second Amended and Restated Loan Agreement, dated as of October 25, 2006 by and among the Company, the lenders party thereto (the “Lenders”), HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturer and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent (the “Loan Agreement”).
Pursuant to the Amendment, the stated maturity of the Loan Agreement has been extended to March 14, 2013 and the Company’s revolving credit facility was increased from $600 million to $750 million. The Amendment also modifies the matrix used to determine the applicable interest margin and commitment fee rate. At the option of the Company, the outstanding loans under the Loan Agreement bear interest at (i) LIBOR plus between 0.875% and 2.0% or (ii) the prime rate. The applicable interest margin is based upon the Company’s ratio of total consolidated indebtedness to total consolidated earnings before income taxes, depreciation expense and amortization (the “Leverage Ratio”). In addition, the Company is required to pay a commitment fee of between 0.20% and 0.35% on the unused portion of the Loan Agreement borrowing availability, also based on the Company’s Leverage Ratio.
The Amendment includes a provision allowing the Company to issue up to $200 million of senior unsecured subordinated notes at some future date. This provision provides the flexibility for the Company to access long-term debt capital markets. Any repayment of debt outstanding under the revolving loan facility from the net proceeds of an offering will not reduce the Company’s borrowing availability under the revolving loan facility.
The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment No. 3, dated as of March 14, 2008 to the Second Amended and Restated Loan Agreement, dated as of October 25, 2006 by and among the Company, the lenders party thereto (the “Lenders”), HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturer and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.
Dated: March 17, 2008	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 3, dated as of March 14, 2008 to the Second Amended and Restated Loan Agreement, dated as of October 25, 2006 by and among the Company, the lenders party thereto (the “Lenders”), HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturer and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent.